Filed Pursuant to Rule 433
                                                      File No.: 333-129159-22

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR(R) on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-803-9204.

                         THE SERIES 2006-12 CERTIFICATES

               Initial       Pass-
              Principal     Through
Class         Balance(1)     Rate       Principal Types                              Interest Types          CUSIP
----------   ------------   -------     ------------------------------------------   ---------------------   -----------
Offered Certificates
Class A-1    $241,065,000     6.000%    Super Senior, Planned Amortization           Fixed Rate              94984H AA 3
Class A-2     $60,900,000     6.000%    Super Senior, Planned Amortization           Fixed Rate              94984H AB 1
Class A-3    $188,436,000     6.000%    Super Senior, Planned Amortization           Fixed Rate              94984H AC 9
Class A-4      $9,700,000     6.000%    Super Senior, Planned Amortization           Fixed Rate              94984H AD 7
Class A-5        $500,000     6.000%    Super Senior Support, Planned Amortization   Fixed Rate              94984H AE 5
Class A-6    $114,388,523     6.500%    Senior, Accretion Directed, Companion        Fixed Rate              94984H AF 2
Class A-7      $9,532,377     0.000%    Senior, Accretion Directed, Companion        Principal Only          94984H AG 0
Class A-8     $82,285,714        (7)    Senior, Accretion Directed, Companion        Floating Rate           94984H AH 8
Class A-9     $13,714,286        (7)    Senior, Accretion Directed, Companion        Inverse Floating Rate   94984H AJ 4
Class A-10     $9,000,000     6.000%    Senior, Accretion Directed, Companion        Accrual, Fixed Rate     94984H AK 1
Class A-11    $30,000,000     6.000%    Senior, Accretion Directed, Companion        Fixed Rate              94984H AL 9
Class A-12    $10,000,000     6.000%    Senior, Companion                            Accrual, Fixed Rate     94984H AM 7
Class A-13    $84,037,000     6.000%    Super Senior, Lockout                        Fixed Rate              94984H AN 5
Class A-14     $3,000,000     6.000%    Super Senior Support, Lockout                Fixed Rate              94984H AP 0
Class A-15     $3,000,000     6.000%    Super Senior Support, Lockout                Fixed Rate              94984H AQ 8
Class A-16     $8,000,000     6.000%    Super Senior Support, Planned Amortization   Fixed Rate              94984H AR 6
Class A-17     $2,100,000     6.000%    Super Senior Support, Planned Amortization   Fixed Rate              94984H AS 4
Class A-PO     $2,798,868     0.000%    Senior, Ratio Strip                          Principal Only          94984H AT 2
Class A-R            $125     6.000%    Senior, Sequential Pay                       Fixed Rate              94984H AU 9
Class B-1     $15,757,000     6.000%    Subordinated                                 Fixed Rate              94984H AV 7
Class B-2      $4,952,000     6.000%    Subordinated                                 Fixed Rate              94984H AW 5
Class B-3      $2,701,000     6.000%    Subordinated                                 Fixed Rate              94984H AX 3
Non-Offered Certificates
Class B-4      $1,801,000     6.000%    Subordinated                                 Fixed Rate              94984H AY 1
Class B-5      $1,350,000     6.000%    Subordinated                                 Fixed Rate              94984H AZ 8
Class B-6      $1,351,315     6.000%    Subordinated                                 Fixed Rate              94984H BA 2

-----------------------
(1) Approximate. The initial principal balances are subject to adjustment.


(7) The following table describes the methodology for determining the pass-through rate for the floating rate and inverse floating rate certificates.

            Initial Pass-          Pass-Through          Minimum Pass     Maximum Pass-
Class       Through Rate           Rate Formula          -Through Rate    Through Rate
---------   -------------    -------------------------   -------------    -------------
Class A-8      6.180%             LIBOR + 0.850%             0.850%           7.000%
Class A-9      4.920%        36.900% - (LIBOR x 6.000)       0.000%          36.900%

Allocation of Amount to be Distributed on the Class A Non-PO Certificates

   I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-10 Certificates, the applicable Accrual Distribution Amount will be distributed sequentially, as follows:

   first, concurrently, to the Class A-6, Class A-7, Class A-8 and Class A-9 Certificates, pro rata; and

   second, to the Class A-10 Certificates.

   II. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-12 Certificates, the applicable Accrual Distribution Amount will be distributed sequentially, as follows:

   first, concurrently, to the Class A-6, Class A-7, Class A-8 and Class A-9 Certificates, pro rata; and

   second, sequentially, to the Class A-10, Class A-11 and Class A-12 Certificates.

   III. On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Non-PO Certificates, sequentially, as follows:

   first, to the Class A-R Certificates;

   second, concurrently, to the Class A-13, Class A-14 and Class A-15 Certificates, pro rata, up to the Priority Amount for such Distribution Date;

   third, sequentially, up to the PAC Principal Amount for such Distribution Date, as follows:

   (a) concurrently, to the Class A-1 and Class A-16 Certificates, pro rata;

   (b) concurrently, to the Class A-2 and Class A-17 Certificates, pro rata;

   (c) to the Class A-3 Certificates; and

   (d) concurrently, to the Class A-4 and Class A-5 Certificates, pro rata;

   fourth, concurrently, to the Class A-6, Class A-7, Class A-8 and Class A-9 Certificates, pro rata;

   fifth, sequentially, to the Class A-10, Class A-11 and Class A-12
Certificates;

   sixth, concurrently, to the Class A-1 and Class A-16 Certificates, pro rata;

   seventh, concurrently, to the Class A-2 and Class A-17 Certificates, pro rata;

   eighth, to the Class A-3 Certificates;

   ninth, concurrently, to the Class A-4 and Class A-5 Certificates, pro rata;
and

   tenth, concurrently, to the Class A-13, Class A-14 and Class A-15 Certificates, pro rata.

   The "PAC Principal Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-16 and Class A-17 Certificates (the "PAC Group" or "PAC Certificates") to the percentage of the initial aggregate Principal Balance of the PAC Group shown in the table appearing in Appendix I with respect to such Distribution Date.

   The "Priority Amount" for any Distribution Date means the product of (a) the Priority Percentage, (b) the Shift Percentage and (c) the sum of the Scheduled Principal Amount and the Unscheduled Principal Amount.

   The "Priority Percentage" means the sum of the Principal Balances of the Class A-13, Class A-14 and Class A-15 Certificates divided by the Aggregate Non-PO Principal Balance.

   The "Scheduled Principal Amount" means the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(i) and B(iv) of the definition of "Class A Non-PO Optimal Principal Amount", but without such amounts being multiplied by the Class A Percentage.

   The "Unscheduled Principal Amount" means the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgage Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(ii) and B(iii) of the definition of "Class A Non-PO Optimal Principal Amount", but without such amounts being multiplied by the Class A Prepayment Percentage.

   The "Shift Percentage" for any Distribution Date will be the percentage indicated below:

                                                                           Shift
                   Distribution Date Occurring In                    Percentage
-------------------------------------------------------------------  -----------
October 2006 through September 2011                                          0%
October 2011 through September 2012                                         30%
October 2012 through September 2013                                         40%
October 2013 through September 2014                                         60%
October 2014 through September 2015                                         80%
October 2015 and thereafter                                                100%

APPENDIX I

Planned Principal Balances as Percentages of Initial Aggregate Principal Balance PAC Group

                                         Percentage of
                                         Initial Aggregate
Distribution Date                        Principal Balance
-----------------                        -----------------
October 2006                                99.76978607
November 2006                               99.50232087
December 2006                               99.19770478
January 2007                                98.85603750
February 2007                               98.47744253
March 2007                                  98.06206712
April 2007                                  97.61008220
May 2007                                    97.12168235
June 2007                                   96.59708567
July 2007                                   96.03653364
August 2007                                 95.44029098
September 2007                              94.80864548
October 2007                                94.14190776
November 2007                               93.44041109
December 2007                               92.70451108
January 2008                                91.93458546
February 2008                               91.13103371
March 2008                                  90.29427681
April 2008                                  89.42475681
May 2008                                    88.52293650
June 2008                                   87.58929904
July 2008                                   86.62434746
August 2008                                 85.62860430
September 2008                              84.60261108
October 2008                                83.54692788
November 2008                               82.46219954
December 2008                               81.35200274
January 2009                                80.21780233
February 2009                               79.09109984
March 2009                                  77.97187244
April 2009                                  76.86007188
May 2009                                    75.75565018
June 2009                                   74.65855972
July 2009                                   73.56875315
August 2009                                 72.48618344
September 2009                              71.41080388
October 2009                                70.34256804
November 2009                               69.28142982
December 2009                               68.22734339
January 2010                                67.18026325
February 2010                               66.14014417
March 2010                                  65.10694124
April 2010                                  64.08060981
May 2010                                    63.06110554
June 2010                                   62.04838439
July 2010                                   61.04240258
August 2010                                 60.04311665
September 2010                              59.05048338
October 2010                                58.06445988
November 2010                               57.08500349
December 2010                               56.11207186
January 2011                                55.14562292
February 2011                               54.18561485
March 2011                                  53.23200612
April 2011                                  52.28475547
May 2011                                    51.34382190
June 2011                                   50.40916468
July 2011                                   49.48074335
August 2011                                 48.55851772
September 2011                              47.64244784
October 2011                                46.78190454
November 2011                               45.92734346
December 2011                               45.07872560
January 2012                                44.23601222
February 2012                               43.39916480
March 2012                                  42.56814511
April 2012                                  41.74291516
May 2012                                    40.92343718
June 2012                                   40.10967369
July 2012                                   39.30158743
August 2012                                 38.49914139
September 2012                              37.70229880
October 2012                                36.92715996
November 2012                               36.15747396
December 2012                               35.39320497
January 2013                                34.63431739
February 2013                               33.88077586
March 2013                                  33.13254523
April 2013                                  32.38959060
May 2013                                    31.65187731
June 2013                                   30.91937090
July 2013                                   30.19203716
August 2013                                 29.46984208
September 2013                              28.75275189
October 2013                                28.09255630
November 2013                               27.44559688
December 2013                               26.81162637
January 2014                                26.19040193
February 2014                               25.58168510
March 2014                                  24.98524171
April 2014                                  24.40084182
May 2014                                    23.82825961
June 2014                                   23.26727332
July 2014                                   22.71766522
August 2014                                 22.17922148
September 2014                              21.65173213
October 2014                                21.19636684
November 2014                               20.74999467
December 2014                               20.31244552
January 2015                                19.88355242
February 2015                               19.46315148
March 2015                                  19.05108180
April 2015                                  18.64718546
May 2015                                    18.25130744
June 2015                                   17.86329556
July 2015                                   17.48300045
August 2015                                 17.11027549
September 2015                              16.74497676
October 2015                                16.43860065
November 2015                               16.13768604
December 2015                               15.84213712
January 2016                                15.55185977
February 2016                               15.26676147
March 2016                                  14.98675135
April 2016                                  14.71174007
May 2016                                    14.44163988
June 2016                                   14.17636453
July 2016                                   13.91507258
August 2016                                 13.65239131
September 2016                              13.39447983
October 2016                                13.14125351
November 2016                               12.89262920
December 2016                               12.64852519
January 2017                                12.40886123
February 2017                               12.17355845
March 2017                                  11.94253936
April 2017                                  11.71572785
May 2017                                    11.49304911
June 2017                                   11.27442966
July 2017                                   11.05979731
August 2017                                 10.84908111
September 2017                              10.64221139
October 2017                                10.43911967
November 2017                               10.23973868
December 2017                               10.04400233
January 2018                                 9.85184569
February 2018                                9.66320497
March 2018                                   9.47801750
April 2018                                   9.29622168
May 2018                                     9.11775704
June 2018                                    8.94256414
July 2018                                    8.77058459
August 2018                                  8.60176102
September 2018                               8.43603707
October 2018                                 8.27335738
November 2018                                8.11366756
December 2018                                7.95691414
January 2019                                 7.80304465
February 2019                                7.65200749
March 2019                                   7.50375201
April 2019                                   7.35822840
May 2019                                     7.21538777
June 2019                                    7.07518208
July 2019                                    6.93756411
August 2019                                  6.80248751
September 2019                               6.66990671
October 2019                                 6.53977697
November 2019                                6.41205432
December 2019                                6.28669556
January 2020                                 6.16365827
February 2020                                6.04290077
March 2020                                   5.92438210
April 2020                                   5.80806205
May 2020                                     5.69390109
June 2020                                    5.58186041
July 2020                                    5.47190187
August 2020                                  5.36398800
September 2020                               5.25808200
October 2020                                 5.15414772
November 2020                                5.05214966
December 2020                                4.95205290
January 2021                                 4.85382320
February 2021                                4.75742687
March 2021                                   4.66283086
April 2021                                   4.57000267
May 2021                                     4.47891038
June 2021                                    4.38952266
July 2021                                    4.30180870
August 2021                                  4.21467529
September 2021                               4.12918611
October 2021                                 4.04531131
November 2021                                3.96302158
December 2021                                3.88228812
January 2022                                 3.80308263
February 2022                                3.72537733
March 2022                                   3.64914493
April 2022                                   3.57435861
May 2022                                     3.50099206
June 2022                                    3.42901940
July 2022                                    3.35841523
August 2022                                  3.28915459
September 2022                               3.22121299
October 2022                                 3.15456634
November 2022                                3.08919100
December 2022                                3.02506376
January 2023                                 2.96216179
February 2023                                2.90046270
March 2023                                   2.83994449
April 2023                                   2.78058554
May 2023                                     2.72236462
June 2023                                    2.66526089
July 2023                                    2.60925388
August 2023                                  2.55432347
September 2023                               2.50044990
October 2023                                 2.44761379
November 2023                                2.39579607
December 2023                                2.34497805
January 2024                                 2.29514133
February 2024                                2.24626787
March 2024                                   2.19833994
April 2024                                   2.15134014
May 2024                                     2.10525137
June 2024                                    2.06005683
July 2024                                    2.01574003
August 2024                                  1.97228478
September 2024                               1.92967518
October 2024                                 1.88789559
November 2024                                1.84693069
December 2024                                1.80676540
January 2025                                 1.76738494
February 2025                                1.72877476
March 2025                                   1.69092061
April 2025                                   1.65380847
May 2025                                     1.61742458
June 2025                                    1.58175542
July 2025                                    1.54678773
August 2025                                  1.51250848
September 2025                               1.47890486
October 2025                                 1.44596431
November 2025                                1.41367449
December 2025                                1.38202327
January 2026                                 1.35099877
February 2026                                1.32058929
March 2026                                   1.29078336
April 2026                                   1.26156971
May 2026                                     1.23296601
June 2026                                    1.20493182
July 2026                                    1.17749234
August 2026                                  1.15060023
September 2026                               1.12424526
October 2026                                 1.09841736
November 2026                                1.07310665
December 2026                                1.04830344
January 2027                                 1.02399818
February 2027                                1.00018155
March 2027                                   0.97684434
April 2027                                   0.95397753
May 2027                                     0.93157228
June 2027                                    0.90961990
July 2027                                    0.88811184
August 2027                                  0.86703972
September 2027                               0.84639532
October 2027                                 0.82617055
November 2027                                0.80635748
December 2027                                0.78694832
January 2028                                 0.76793543
February 2028                                0.74931130
March 2028                                   0.73106855
April 2028                                   0.71319995
May 2028                                     0.69569839
June 2028                                    0.67855690
July 2028                                    0.66176862
August 2028                                  0.64532684
September 2028                               0.62922495
October 2028                                 0.61345647
November 2028                                0.59801504
December 2028                                0.58289442
January 2029                                 0.56808846
February 2029                                0.55359115
March 2029                                   0.53939659
April 2029                                   0.52549896
May 2029                                     0.51189258
June 2029                                    0.49857185
July 2029                                    0.48553129
August 2029                                  0.47276550
September 2029                               0.46026920
October 2029                                 0.44803719
November 2029                                0.43606438
December 2029                                0.42434578
January 2030                                 0.41287645
February 2030                                0.40165159
March 2030                                   0.39066647
April 2030                                   0.37991643
May 2030                                     0.36939692
June 2030                                    0.35910347
July 2030                                    0.34903168
August 2030                                  0.33917724
September 2030                               0.32953592
October 2030                                 0.32010357
November 2030                                0.31087611
December 2030                                0.30184953
January 2031                                 0.29301991
February 2031                                0.28438340
March 2031                                   0.27593622
April 2031                                   0.26767464
May 2031                                     0.25959503
June 2031                                    0.25169380
July 2031                                    0.24396901
August 2031                                  0.23641560
September 2031                               0.22903376
October 2031                                 0.22181650
November 2031                                0.21476059
December 2031                                0.20786282
January 2032                                 0.20112006
February 2032                                0.19452924
March 2032                                   0.18808734
April 2032                                   0.18179141
May 2032                                     0.17563853
June 2032                                    0.16962585
July 2032                                    0.16375058
August 2032                                  0.15800997
September 2032                               0.15240133
October 2032                                 0.14692201
November 2032                                0.14156942
December 2032                                0.13634102
January 2033                                 0.13123431
February 2033                                0.12624683
March 2033                                   0.12137618
April 2033                                   0.11662001
May 2033                                     0.11197600
June 2033                                    0.10744188
July 2033                                    0.10301542
August 2033                                  0.09869443
September 2033                               0.09447677
October 2033                                 0.09036034
November 2033                                0.08634307
December 2033                                0.08242293
January 2034                                 0.07859795
February 2034                                0.07486617
March 2034                                   0.07122567
April 2034                                   0.06767458
May 2034                                     0.06421107
June 2034                                    0.06083333
July 2034                                    0.05753958
August 2034                                  0.05432809
September 2034                               0.05119715
October 2034                                 0.04814510
November 2034                                0.04517029
December 2034                                0.04227112
January 2035                                 0.03944600
February 2035                                0.03669340
March 2035                                   0.03401179
April 2035                                   0.03139969
May 2035                                     0.02885563
June 2035                                    0.02637818
July 2035                                    0.02396595
August 2035                                  0.02161754
September 2035                               0.01933162
October 2035                                 0.01710686
November 2035                                0.01494195
December 2035                                0.01283563
January 2036                                 0.01078664
February 2036                                0.00879377
March 2036                                   0.00685580
April 2036                                   0.00497156
May 2036                                     0.00313990
June 2036                                    0.00149146
July 2036 and thereafter                     0.00000000